UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 30, 2023

 Avis Budget Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	CAR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreements.

On March 30, 2023 (the “Closing Date”), our Avis Budget Rental Car Funding (AESOP) LLC subsidiary (“ABRCF”) completed an amendment and renewal of its asset-backed variable-funding financing facilities, which provide a portion of the financing for our car rental fleet in the United States. This financing is comprised of two facilities, known as the Series 2010-6 Notes and the Series 2015-3 Notes, each consisting of Class A Notes, Class B Notes and Class R Notes, with a maximum available amount of (x) in the case of the Series 2010-6 Notes, (i) on the Closing Date to but excluding November 1, 2023, $3.56 billion, comprised of $3.13 billion of Class A Notes, $227.5 million of Class B Notes and $201.45 million of Class R Notes and (ii) on and after November 1, 2023, $2.93 billion, comprised of $2.63 billion of Class A Notes, $136.5 million of Class B Notes and $170 million of Class R Notes and (y) in the case of the Series 2015-3 Notes, (i) on the Closing Date to but excluding November 1, 2023, $342 million, comprised of $300 million of Class A Notes, $22.5 million of Class B Notes and $19.35 million of Class R Notes and (ii) on and after November 1, 2023, $279 million, comprised of $250 million of Class A Notes, $13.5 million of Class B Notes and $15.8 million of Class R Notes, respectively. For each of the Series 2010-6 Notes and the Series 2015-3 Notes, the Class A Notes and the Class R Notes have a two-year term and a maturity date of March 31, 2025 and the Class B Notes have a one-year term and a maturity date of April 1, 2024. The Series 2010-6 Notes are issued under the First Amendment to the Fifth Amended and Restated Series 2010-6 Supplement, dated March 30, 2023, among ABRCF, Avis Budget Car Rental, LLC, as Administrator, JPMorgan Chase Bank, N.A., as Administrative Agent, the Non-Conduit Purchasers, the CP Conduit Purchasers, the Committed Note Purchasers, the APA Banks and the Funding Agents named therein, and The Bank of New York Mellon Trust Company, N.A., as Trustee and as Series 2010-6 Agent, to the Second Amended and Restated Base Indenture, dated as of June 3, 2004 (as amended, the “Base Indenture”). The Series 2015-3 Notes are issued under the First Amendment to the Third Amended and Restated Series 2015-3 Supplement, dated March 30, 2023, among ABRCF, Avis Budget Car Rental, LLC, as Administrator, JPMorgan Chase Bank, N.A., as Administrative Agent, the Non-Conduit Purchasers, the CP Conduit Purchasers, the Committed Note Purchasers, the APA Banks and the Funding Agents named therein, and The Bank of New York Mellon Trust Company, N.A., as Trustee and as Series 2015-3 Agent, to the Base Indenture.

The notes are secured under the Base Indenture primarily by vehicles in our domestic fleet and other related assets.

The foregoing summary of the notes is qualified in its entirety by reference to the full text of the First Amendment to the Fifth Amended and Restated Series 2010-6 Supplement, a copy of which is attached hereto as Exhibit 10.1, and the First Amendment to the Third Amended and Restated Series 2015-3 Supplement, a copy of which is attached hereto as Exhibit 10.2, respectively, and, in each case, which is incorporated by reference herein.

Certain purchasers of the notes, the trustee and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for us and our subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under Item 1.01 of this report is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1

First Amendment to the Fifth Amended and Restated Series 2010-6 Supplement, dated as of March 30, 2023, by and among Avis Budget Rental Car Funding (AESOP) LLC, as Issuer, Avis Budget Car Rental, LLC, as Administrator, JPMorgan Chase Bank, N.A., as Administrative Agent, the Non-Conduit Purchasers, the CP Conduit Purchasers, the Committed Note Purchasers, the APA Banks and the Funding Agents named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee and as Series 2010-6 Agent.

10.2

First Amendment to the Third Amended and Restated Series 2015-3 Supplement, dated as of March 30, 2023, by and among Avis Budget Rental Car Funding (AESOP) LLC, as Issuer, Avis Budget Car Rental, LLC, as Administrator, JPMorgan Chase Bank, N.A., as Administrative Agent, the Non-Conduit Purchasers, the CP Conduit Purchasers, the Committed Note Purchasers, the APA Banks and the Funding Agents named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee and as Series 2015-3 Agent.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Date: April 4, 2023